Exhibit 10.23

HENRY SCHEIN, INC.

DEFERRED COMPENSATION PLAN

Effective as of January 1, 2011

ARTICLE 1—INTRODUCTION

1.1 Purpose of Plan

Henry Schein, Inc. has adopted the Plan set forth herein to provide a means by which certain employees of Henry Schein, Inc. and certain Associated Companies (as defined herein) can elect to defer receipt of designated percentages of Base Salary, Bonus, and/or Commission.  The Plan is initially established effective as of January 1, 2011.

1.2 Status of Plan

The Plan is intended to constitute a “top-hat” pension plan that is unfunded and is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201(2) and 301(a)(3) of ERISA, and shall be interpreted and administered to the extent possible in a manner consistent with that intent.

ARTICLE 2—DEFINITIONS

Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

2.1 “Associated Company” means such corporations and other entities presently or in the future existing, which are (a) members of the controlled group which includes the Company or are under common control with the Company, as such terms are defined in Section 414 of the Code, but only during such period as such corporations or entities are members of the controlled group which includes the Company or are under common control with the Company; and (b) any other entity required to be aggregated with the Company pursuant to Section 414(m) or (o) of the Code, but only during the period the entity is required to be so aggregated.

2.2 “Base Salary” means the salary paid during a Plan Year (or, if shorter, that portion of this Plan Year during which an individual is a Participant) by an Employer to a Participant for services rendered, excluding commissions, bonuses, overtime, shift differential payments, unused sick/personal days or vacation days and gratuities. Base Salary shall exclude the profit realized on the exercise of stock options or on the sale of stock acquired under stock options, gains from the exercise of stock appreciation rights, payments under a nonqualified deferred compensation plan, income imputed on below market loans, financial or tax planning, housing allowances, schooling allowances, income or excise tax equalization, income from cashing out of stock options or stock appreciation rights, imputed income from the use of a company automobile, amounts received under an employee award program (without regard to whether or not an amount is paid in cash), car allowance, moving expenses and relocation allowances. Base Salary shall not include any amounts paid or accrued to a Participant as severance pay, or as a contribution to any profit-sharing plan, pension plan, welfare plan, group insurance plan, or non-elective contributions to a deferred compensation plan or any other employee benefit plan maintained by the Employer, except that Base Salary shall include salary reduction contributions to a plan established by the Employer under Code Section 401(k), 125 or 132(f).

2.3 “Beneficiary” means the person or persons (if any) specified by the Participant in a written election filed with the Committee to receive payment of his or her Elective Deferral Account under this Plan in the event of the Participant’s death.  If no Beneficiary is properly designated, the Beneficiary shall be the Participant’s estate.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Bonus” means a Participant’s annual incentive compensation paid under the Company’s Performance Incentive Plan and the Company’s Section 162(m) Cash Bonus Plan, excluding any other discretionary bonuses, including without limitation, bonuses related to retention, individualized performance and the commencement of employment, such as stay, spot and sign on bonuses.

2.6 “Claimant” has the meaning set forth in Section 8.3.

2.7 “Change in Control” has the meaning set forth in Exhibit A hereto.

2.8 “Code” means the Internal Revenue Code of 1986, as amended from time to time.  Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

2.9 “Commissions” means Company-paid commission-based compensation attributable to sales made by field sales representatives during a calendar year payable in accordance with the Company’s commission plan, excluding any other payments made to field sales representatives such as payments from outside vendors or as a result of any sales contests.

2.10 “Committee” means the Compensation Committee of the Board or such other committee appointed by the Board to administer this Plan on its behalf.

2.11 “Company” means Henry Schein, Inc., and any successor by merger, consolidation or transfer of assets, purchase or otherwise.

2.12 “Deferral Period” means, subject Section 7.1, the period after which payment of the Elective Deferral amount is to be made or begin to be made.

2.12 “Disability” means that a Participant is disabled within the meaning of Code Section 409A(a)(2)(C)(ii) and the guidance issued thereunder.

2.13 “Effective Date” means January 1, 2011.

2.14 “Election Form” means the participation election form consistent with the provisions of the Plan as approved and prescribed by the Company, from time to time.

2.15 “Eligible Employee” means (1) a salaried Employee whose annualized Base Salary for the Plan Year immediately prior to the Plan Year in which the Elective Deferral is effective exceeds $200,000, or (2) a commissioned field sales representative of the Employer whose sum of annualized Base Salary and/or draw, Commissions and sales incentives paid by the Company and by outside vendors for the Plan Year immediately prior to the Plan Year in which the Elective Deferral is effective exceeds $200,000.

2.16 “Elective Deferral Account” means the account to which a Participant’s Elective Deferral amount(s) are contributed by such Participant.

2.17 “Elective Deferral” means the portion of total amount of the Participant’s Base Salary, Bonus and Commissions deferred by a Participant in accordance with Section 4.1.

2.18 “Employee” means any common law employee of an Employer.  The term Employee excludes an agent and independent contractor.

2.19 “Employer” means the Company and any Associated Company which is approved as a participating employer hereunder by the Board.

2.20 “Enrollment Period” means the period commencing each December 1 and ending each December 23.

2.21 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.  Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

2.22 “In-Service Subaccount” shall mean the bookkeeping account maintained for a Participant pursuant to the provisions of Section 7.1(A)(i).

2.23 “Participant” means an Eligible Employee who becomes a Participant in this Plan in accordance with the provisions of Articles 3 and 4 hereof and whose Elective Deferral Account has not be distributed.

2.24 “Plan” means the Henry Schein, Inc. Deferred Compensation Plan, as amended from time to time.

2.25 “Plan Administrator” means, unless and until the Company determines otherwise, MullinTBG.

2.26 “Plan Year” means the 12-month period commencing each January 1 and ending December 31.

2.27 “Qualified Plan” means the Henry Schein, Inc. 401(k) Savings Plan, as amended and restated effective as of January 1, 2010 and as amended from time to time.

2.28 “Specified Employee” means a Participant who is a “specified employee” within the meaning of such term under Section 409A of the Code (and the guidance issued thereunder) and determined using any identification methodology and procedure selected by the Company from time to time, or, if none, the default methodology and procedure specified under Section 409A of the Code.

2.29 “Subsequent Election” has the meaning set forth in Section 4.1(C).

2.30 “Termination of Employment” means termination of employment as an Employee of the Employer and all Associated Companies for any reason whatsoever, including, but not limited to, death, Disability, retirement, resignation or firing (with or without cause), provided that such termination of employment constitutes a “separation from service” within the meaning of Section 409A of the Code (and the guidance issued thereunder).

2.31 “Termination Subaccount” shall mean the bookkeeping account maintained for a Participant pursuant to the provisions of Section 7.1(A)(ii).

ARTICLE 3—PARTICIPATION

3.1 Commencement of Participation

Any Eligible Employee shall commence participation in the Plan by completing and filing with the Committee an Election Form in accordance with Article 4 during the Enrollment Period immediately prior to the Plan Year in which his or her initial Elective Deferral election is to be effective.

3.2 Continued Participation

A Participant in the Plan shall continue to be a Participant until he or she receives full payment of his or her Elective Deferral Account balance or, if earlier, such Participant’s death.

ARTICLE 4—ELECTIVE DEFERRALS

4.1 Elective Deferrals

(A) A Participant may make Elective Deferrals for a Plan Year by completing an Election Form and filing it with the Plan Administrator.  Such completed Election Form shall specify (i) the Deferral Period, (2) the form in which the distribution from the Elective Deferral Account will be paid, and (3) the percentage of each of Base Salary, Bonus and/or Commissions, that the Participant elects to defer, each expressed in 1% increments with a minimum of 5% and a maximum of 50%.  A new Election Form must be completed for each Plan Year for which the Participant wishes to defer Base Salary, Bonus or Commissions.

(B) To defer Base Salary payable in the next succeeding Plan Year, an Eligible Employee must complete an Election Form during the Enrollment Period immediately prior to the Plan Year in which such amounts are payable.  To defer Bonus or Commissions, an Eligible Employee must complete an Election Form during the Enrollment Period immediately prior to the Plan Year in which the services with respect to such Bonus or Commissions are rendered.

(C) To the extent that a Participant elects to defer Base Salary, Bonus and/or Commissions pursuant to this Section 4.1, such Participant’s Base Salary, Bonus and/or Commissions shall be reduced in accordance with the Participant’s election hereunder and amounts deferred hereunder shall be credited to the Participant’s Elective Deferral Account.

ARTICLE 5—ELECTIVE DEFERRAL ACCOUNTS

5.1 Elective Deferral Accounts

The Plan Administrator shall establish an Elective Deferral Account for each Participant reflecting the crediting of the Elective Deferrals by the Participant together with any adjustments for income, gain or loss and any payments from such Elective Deferral Account.  From time to time, in accordance with the Committee’s practices, the Plan Administrator shall provide the Participant with a statement of his or her Elective Deferral Accounts reflecting the income, gains and losses (realized and unrealized), amounts of deferrals, and distributions of such Elective Deferral Accounts since the prior statement.

5.2 Deemed Investments

(A)  For purposes of measuring the amounts credited to a Participant’s Elective Deferral Account, a Participant may select, from the deemed investment options offered under the Qualified Plan with the exception of the Company Stock Fund (under such Qualified Plan), the investments in which all or part of his or her Elective Deferral Account shall be deemed to be invested.  In no event shall any Participant be entitled to have such investments made other than on a deemed basis.  The Participant shall make an investment designation (on the Participant’s Election Form or in such other manner as specified by the Committee or the Company), which shall remain effective until another valid direction has been made by the Participant.  The Participant may amend his or her deemed investment designation at such times and in such manner as prescribed by the Committee.  A timely change to the Participant’s deemed investment designation shall become effective as soon as administratively practicable in accordance with procedures established by the Committee.  The investment options or investment media deemed to be made available to the Participant, and any limitation on the maximum or minimum percentages of the Participant’s Elective Deferral Account that may be deemed to be invested in any particular option or investment, may be changed by the Company prospectively at any time in its sole discretion.

(B) The Elective Deferral Accounts maintained pursuant to this Plan are for bookkeeping purposes only, and the Employer is under no obligation to actually invest any amounts credited to such Elective Deferral Accounts.

ARTICLE 6—VESTING

6.1 General

A Participant shall be 100% vested in his or her Elective Deferral Account balance at all times (including all income and gain (or loss) attributable thereto credited to his or her Elective Deferral Account).

ARTICLE 7—PAYMENTS

7.1 Deferral Period

(A)  At the time a Participant executes his or her initial Election Form (or any subsequent Election Form), the Participant shall duly designate, execute and file with the Plan Administrator, on the Election Form designated by the Company, the Deferral Period for his or her Elective Deferrals. Subject to the following provisions of this Article 7, a Participant may designate that payment of his or her Elective Deferral Account (or any subaccount thereof) shall be paid or commence to be paid, pursuant to Section 7.2, as soon as practicable after, but in no event more than thirty (30) days following, the last business day of January of the Plan Year that (i) is at least five (5) Plan Years after the end of the Plan Year in which the Elective Deferral amounts are to be credited to the Participant’s Elective Deferral Account (Elective Deferral amounts to be paid in accordance with this Section 7.1(A)(i) shall be credited to the Participant’s In-Service Subaccount) or (ii) follows the Plan Year in which the Participant incurs a Termination of Employment (Elective Deferral amounts to be paid in accordance with this Section 7.1(A)(ii) shall be credited to the Participant’s Termination Subaccount).

(B)  Notwithstanding the foregoing, if a Participant is a Specified Employee, the Participant’s Termination Subaccount distribution or commencement of distributions shall be made on the first payroll date occurring on or after the date immediately following the expiration of the six-month period following such Participant's Termination of Employment

7.2 Form of Distribution

(A)  In-Service Subaccount.   Except as provided below, a Participant’s In-Service Subaccount shall be paid in the form of a lump sum.

(B)  Termination Subaccount.  Except as provided below, at the time a Participant makes an election that his or her Deferral Period shall end upon Termination of Employment pursuant to the provisions of Section 7.1(A)(ii), the Participant shall elect that his or her Termination Subaccount shall be distributed either in:

(i)           ratable annual installments for a period of either 3, 5 or 10 years, or

(ii)          a single lump sum cash payment.

(C)  Notwithstanding  the foregoing and notwithstanding a Participant’s prior election, if, upon a Participant’s Termination of Employment, the Participant’s Elective Deferral Account balance is less than $50,000, such Elective Deferral Account balance shall be paid in the form of a lump sum.

(D)  Notwithstanding the foregoing, in the event a Participant incurs a Termination of Employment, for reasons other than death or Disability, prior to the distribution date applicable to his or her In-Service Subaccount(s), the distribution of such In-Service Subaccount(s) shall be made in accordance with the Participant’s method of payment election applicable to his or her Termination Subaccount, or if no such payment election was made, in the form of a lump sum.

7.3 Change of Election

A Participant may change his or her election previously made on an Election Form with respect to his or her Deferral Period or form of distribution during a subsequent Enrollment Period (the “Subsequent Election”) by filing a subsequent Election Form with the Plan Administrator, provided that: (i) the Subsequent Election does not take effect for at least twelve (12) months after such Subsequent Election is made, (ii) the Subsequent Election is made at least twelve (12) months prior to the date the lump sump payment is to be made or the first installment is to be made, as applicable, as specified in the Election Form and (iii) the subsequent Deferral Period ends at least five (5) years after the date that the lump sump or first installment payment would otherwise have been made (except with respect to distributions due to death or Disability), all in accordance Section 409A of the Code.  Any change requiring payments in connection with a Termination of Employment that are made within twelve (12) months of such Termination of Employment shall be null and void.

7.4 Payments Following Death, Disability or Change of Control

(A) Notwithstanding the foregoing and notwithstanding the Participant’s Election Form, in the event of a Participant’s Termination of Employment as a result of death or Disability, the balance of the Participant’s Elective Deferral Account shall be paid to the Participant's Beneficiary or the Participant, as applicable, in a lump sum cash payment within sixty (60) days following the date of such Termination of Employment.

(B) Notwithstanding anything herein to the contrary, in the event of a Change of Control, the balance in each Participant’s Elective Deferral Account shall be paid to each such Participant in a lump sum cash payment within sixty (60) days following the effective date of a Change of Control.

7.5 Taxes

All federal, state or local income or payroll taxes (including all taxes under the Federal Insurance Contributions Act) that the Committee determines are required to be withheld from any payments made pursuant to this Article 7 or any amount allocated to an Elective Deferral Account shall be withheld.

ARTICLE 8—PLAN ADMINISTRATION

8.1 Administration.

The Committee shall oversee the administration of the Plan and establish all rules and regulations necessary for such administration.  The Committee shall have the exclusive right, power, and authority, in its sole and absolute discretion, to administer, apply and interpret the Plan and any other Plan documents and to decide all matters arising in connection with the operation and administration of the Plan.

The Committee shall have the authority to determine the rights, benefits and eligibility of Employees, and to determine all claims, demands and actions arising out of any provision of the Plan regarding any Participant, Beneficiary, deceased Participant or other person having or claiming to have any interest under the Plan.  The Committee shall also make determinations relating to election choices and investment options offered under the Plan.  Any interpretation or decision made by the Committee shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant, in the absence of clear and convincing evidence that the Committee acted arbitrarily and capriciously.  When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant, a Beneficiary, or the Company.  The Board or the Committee, in its sole discretion, may delegate to one or more members of the Company’s senior management team the right to act on its behalf in all matters concerning the administration of the Plan.

8.2 Amendment or Termination of Plan.

The Board or an authorized committee (including the Committee) may, in its sole and absolute discretion, amend this Plan from time to time in any respect, prospectively or retroactively, and may at any time terminate this Plan in its entirety.  Each Employer may withdraw from this Plan at any time, in which case it shall be deemed to maintain a separate plan for Participants who are its employees identical to this Plan except that such Employer shall be deemed to be the Company for all purposes.

8.3 Claims Procedure

(A) Any claim by a Participant or former Participant or Beneficiary (“Claimant”) with respect to eligibility, participation, contributions, benefits or other aspects of the operation of this Plan shall be made in writing to the Committee for such purpose. The Committee shall provide the Claimant with the necessary forms and make all determinations as to the right of any person to a disputed benefit.  If a Claimant is denied benefits under this Plan, the Committee shall notify the Claimant in writing of the denial of the claim within ninety (90) days after the Committee receives the claim, provided that in the event of special circumstances such period may be extended.  The ninety (90) day period may be extended up to ninety (90) days (for a total of one hundred eighty (180) days).

If the initial ninety (90) day period is extended, the Committee shall notify the Claimant in writing within ninety (90) days of receipt of the claim.  The written notice of extension shall indicate the special circumstances requiring the extension of time and provide the date by which the Committee expects to make a determination with respect to the claim.  If the extension is required due to the Claimant’s failure to submit information necessary to decide the claim, the period for making the determination will be tolled from the date on which the extension notice is sent to the Claimant until the earlier of: (i) the date on which the Claimant responds to the Committee’s request for information; or (ii) expiration of the forty-five (45) day period commencing on the date that the Claimant is notified that the requested additional information must be provided. If notice of the denial of a claim is not furnished within the required time period described herein, the claim shall be deemed denied as of the last day of such period.

If the claim is wholly or partially denied, the notice to the Claimant shall set forth:

(i)  The specific reason or reasons for the denial;

(ii)  Specific reference to pertinent Plan provisions upon which the denial is based;

(iii)  A description of any additional material or information necessary for the Claimant to complete the claim request and an explanation of why such material or information is necessary;

(iv)  Appropriate information as to the steps to be taken and the applicable time limits if the Claimant wishes to submit the adverse determination for review; and

(v)  A statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse determination on review.

(B) If the claim has been wholly or partially denied, the Claimant may submit the claim for review by the Committee.  Any request for review of a claim must be made in writing to the Committee no later than sixty (60) days after the Claimant receives notification of denial or, if no notification was provided, the date the claim is deemed denied.  The Claimant or his duly authorized representative may:

(i)  Upon request and free of charge, be provided with reasonable access to, and copies of, relevant documents, records, and other information relevant to the Claimant’s claim; and

(ii)  Submit written comments, documents, records, and other information relating to the claim.  The review of the claim determination shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial claim determination.

(C) The decision of the Committee shall be made within sixty (60) days after receipt of the Claimant’s request for review, unless special circumstances (including, without limitation, the need to hold a hearing) require an extension. In the event of special circumstances, the sixty (60) day period may be extended for a period of up to one hundred twenty (120) days.

If the initial sixty (60) day period is extended, the Committee shall, within sixty (60) days of receipt of the claim for review, notify the Claimant in writing.  The written notice of extension shall indicate the special circumstances requiring the extension of time and provide the date by which the Committee expects to make a determination with respect to the claim upon review.  If the extension is required due to the Claimant’s failure to submit information necessary to decide the claim, the period for making the determination will be tolled from the date on which the extension notice is sent to the Claimant until the earlier of: (i) the date on which the Claimant responds to this Plan’s request for information; or (ii) expiration of the forty-five (45) day period commencing on the date that the Claimant is notified that the requested additional information must be provided. If notice of the decision upon review is not furnished within the required time period described herein, the claim on review shall be deemed denied as of the last day of such period.

The Committee, in its sole discretion, may hold a hearing regarding the claim and request that the Claimant attends.  If a hearing is held, the Claimant shall be entitled to be represented by counsel.

(D) The Committee’s decision upon review on the Claimant’s claim shall be communicated to the Claimant in writing.  If the claim upon review is denied, the notice to the Claimant shall set forth:

(i)  The specific reason or reasons for the decision, with references to the specific Plan provisions on which the determination is based;

(ii)  A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim; and

(iii)  A statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA.

(E) The Committee shall have the full power and authority to interpret, construe and administer this Plan in its sole discretion based on the provisions of this Plan and to decide any questions and settle all controversies that may arise in connection with this Plan.  Both the Committee’s and the Board’s interpretations and construction thereof, and actions thereunder, made in the sole discretion of the Committee and the Board, including any valuation of the Benefit, any determination under this Section 8, or the amount of the payment to be made hereunder, shall be final, binding and conclusive on all persons for all persons.  No member of the Board or Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan.

(F) No officer, member or former member of the Committee shall be liable for any action or determination made with respect to this Plan or any benefit under it.  To the maximum extent permitted by applicable law or the Certificate of Incorporation or By-Laws of the Company and to the extent not covered by insurance, each officer, member or former member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel) or liability (including any sum paid in settlement of a claim), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with this Plan, except to the extent arising out of such officer’s, member’s or former member’s own fraud.  Such indemnification shall be in addition to any rights of indemnification the officers, members or former members may have as directors under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any subsidiary of the Company.

(G) The claims procedures set forth in this section are intended to comply with United States Department of Labor Regulation § 2560.503-1 and should be construed in accordance with such regulation.  In no event shall it be interpreted as expanding the rights of Claimants beyond what is required by United States Department of Labor Regulation § 2560.503-1.  The Committee may at any time alter the claims procedure set forth above, so long as the revised claims procedure complies with ERISA, and the regulations issued thereunder.

(H) A Claimant must fully exercise all appeal rights provided herein prior to commencing a civil action under Section 502(a) of ERISA.

ARTICLE 9—MISCELLANEOUS

9.1 Construction of Plan

(A) Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between any Employer and the Participants, their Beneficiaries or any other person.  Any funds which may be invested under the provisions of this Plan shall continue for all purposes to be part of the general funds of the applicable Employer and no person other than the applicable Employer shall by virtue of the provisions of this Plan have any interest in such funds.  To the extent that any person acquires a right to receive payments from any Employer under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer.  In all events, it is the intent of the Employer that the Plan be treated as unfunded for tax purposes and for purposes of Title I of ERISA.

(B) Each Employer shall be liable for the obligations hereunder only with respect to its own employees, and not with respect to the employees of any other Employer.  If a Participant works for more than one Employer in the same calendar year, then the contribution for the Participant hereunder for the calendar year shall be allocated pro-rata to each such Employer in proportion to the Participant’s Base Salary, Bonus and Commissions payable by each Employer to the Participant for the calendar year.

(C) The Employer shall bear all expenses included in administering and operating the Plan.

9.2 Minors and Incompetents.

If the Committee shall find that any person to whom payment is payable under this Plan is unable to care for his affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefore shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, parent, or brother or sister, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Committee may determine it its sole discretion.  Any such payment shall be a complete discharge of the liabilities of the Employer, the Committee and the Board under this Plan.

9.3 Limitation of Participants’ Rights
Nothing contained herein shall be construed as conferring upon an Employee the right to continue in the employ of any Employer as an executive or in any other capacity or to interfere with the Employer’s right to discharge him or her at any time for any reason whatsoever.

9.4 Participants Bound

Any action with respect to the Plan taken by the Committee or the Company or any action authorized by or taken at the direction of the Committee, the Company shall be final, binding and conclusive upon all Participants and Beneficiaries entitled to benefits under the Plan.

9.5 Other Benefits

Any benefits accrued in a Participant’s Elective Deferral Account or payable under this Plan shall not be deemed salary or other compensation to the Employee for the purposes of computing benefits to which he or she may be entitled under any pension plan or other arrangement of any Employer for the benefit of its employees.

9.6 Severability.

In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision never existed.

9.7 Assignment.

This Plan shall be binding upon and inure to the benefit of the Employers, their successors and assigns and the Participants and their heirs, executors, administrators and legal representatives.  In the event that any Employer sells all or substantially all of the assets of its business and the acquirer of such assets assumes the obligations hereunder, the Employer shall be released from any liability imposed herein and shall have no obligation to provide any benefits payable hereunder.

9.8 Non-Alienation of Benefits.

The benefits accrued or payable under this Plan shall not be subject to alienation, transfer, assignment, garnishment, execution or levy of any kind, and any attempt to cause any benefits to be so subjected shall not be recognized.

9.9 Governing Law.

To the extent legally required, the Code and ERISA shall govern this Plan and, if any provision hereof is in violation of any applicable requirement thereof, the Company reserves the right to retroactively amend this Plan to comply therewith.  To the extent not governed by the Code and ERISA, this Plan shall be governed by the laws of the State of New York.

9.10 Section 409A of the Code
The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.  The Company does not guarantee, and nothing in this Plan is intended to provide a guarantee of, any particular tax treatment with respect to payments or benefits under this Plan, and the Company shall not be responsible for compliance with, or exemption from, Section 409A of the Code and the guidance issued thereunder.  For purposes of Section 409A, each Participant’s right to receive any installment payments pursuant to this Plan shall be treated as a right to receive a series of separate and distinct payments.  Whenever a payment under this Plan specifies a payment period with reference to a number of days (e.g., “payment within sixty (60) days following the date of such Termination of Employment”), the actual date of payment within the specified period shall be within the sole discretion of the Committee.

9.11 Electronic Administration.

Notwithstanding any other provision of the Plan to the contrary, to the extent permitted by applicable law, any election made by a Participant, or any notice to a Participant or a Beneficiary may, to the extent permitted by the Committee and applicable law, be made by electronic means.

9.12 Non-Exclusivity

The adoption of this Plan by an Employer shall not be construed as creating any limitations on the power of the Employer to adopt such other supplemental retirement income arrangements as it deems desirable, and such arrangements may be either generally applicable or limited in application.

9.13 Gender and Number

Wherever used in this Plan, the masculine shall be deemed to include the feminine and the singular shall be deemed to include the plural, unless the context clearly indicates otherwise.

9.14 Headings and Captions

The headings and captions herein are provided for reference and convenience only.  They shall not be considered part of this Plan and shall not be employed in the construction of this Plan.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 14th day of December, 2010.

Henry Schein, Inc.
By:	/s/ Michael S. Ettinger

EXHIBIT A

Change of Control

For purposes of this Plan, a “Change of Control” shall be deemed to have occurred if:  (i) any person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Sections 13(d) and 14(d) thereof)), excluding the Company, any subsidiary thereof, any employee benefit plan sponsored or maintained by the Company, or any subsidiary thereof (including any trustee of any such plan acting in his or her capacity as trustee) and any person who (or group which includes a person who) is the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act) of at least 15% of the common stock of the Company (but less than 35%) becomes the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act) of shares of the Company having at least 35% of the total number of votes that may be cast for the election of directors of the Company; (ii) the merger or other business combination of the Company, sale of all or substantially all of the Company’s assets or combination of the foregoing transactions, provided that such transaction constitutes an acquisition of more than 50% of the total fair market value or total voting power of the stock of the Company, or, with respect to a sale of assets, results in the sale of 40% or more of the total gross fair market value of all of the assets of the Company (as determined in accordance with Section 409A of the Code) immediately prior to such acquisition (a “Transaction”), other than a Transaction involving only the Company and one or more of its subsidiaries, or a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity (excluding for this purpose any stockholder owning directly or indirectly more than 10% of the shares of the other company involved in the Transaction if such stockholder is not the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act) of at least 15% of the common stock of the Company); or (iii) within any 12-month period beginning on or after the date hereof, the persons who were directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the board of directors of the Company or the board of directors of any successor to the Company, provided that, any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least a majority of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval was the result of an actual or threatened election contest of the type contemplated by Regulation 14a-11 promulgated under the Exchange Act or any successor provision.  Notwithstanding the foregoing, no Change of Control of the Company shall be deemed to have occurred for purposes of this Plan if, for purposes of Section 409A of the Code, such event would not be considered to be a “change in control event” under Section 409A of the Code.